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                                                                     EXHIBIT 5.1

                             ANDREWS & KURTH L.L.P.
                     10001 Woodloch Forest Drive, Suite 200
                           The Woodlands, Texas 77380

                               September 26, 2002

Board of Directors
Sterling Bancshares, Inc.
2550 North Loop West, Suite 600
Houston, Texas 77092

Sterling Bancshares Capital Trust III
c/o Sterling Bancshares, Inc.
2550 North Loop West, Suite 600
Houston, Texas 77092

Gentlemen:

     We have acted as special Texas and New York counsel to Sterling Bancshares, Inc., a Texas corporation (the "Company"), and Sterling Bancshares Capital Trust III, a Delaware statutory trust ("Trust III" or the "Trust"), in connection with:

     (a)  the formation of Trust III;

     (b) the preparation and filing with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), of the registration statement on Form S-3 filed by the Company, Trust III and Sterling Bancshares Capital Trust II with the Commission (Commission File Numbers 333-55724, 333-55724-01 and 333-55724-02) on February 15, 2001, as amended by Amendment No. 1 to Form S-3 filed on March 5, 2001 (such registration statement, as amended, being hereinafter referred to as the "Registration Statement"). The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement and the form of prospectus contained therein (the "Prospectus"), of

          (i) trust preferred securities of Trust III (the "Trust III Preferred Securities"),

          (ii) junior subordinated debentures (the "Subordinated Debentures") to be issued by the Company to the Trust, and

          (iii) the guarantee of the Company (the "Trust III Guarantee") pursuant to the Preferred Securities Guarantee Agreement relating to the Trust III Preferred Securities (the "Trust III Guarantee Agreement"); and

     (c) the preparation and filing with the Commission of a prospectus supplement (the "Prospectus Supplement") in connection with issuance of up to 1,250,000 8.30% Trust III Preferred Securities, up to $32,216,500 principal amount of the 8.30% Subordinated Debentures issuable by the Company to Trust III, and the Trust III

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Sterling Bancshares, Inc.
Sterling Bancshares Capital Trust III
September 26, 2002
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          Guarantee Agreement in respect of such 1,250,000 8.30% Trust III
          Preferred Securities (the "Prospectus Supplement").

The 8.30% Trust III Preferred Securities are being issued in accordance with the provisions of the Amended and Restated Declaration of Trust of Trust III dated September 26, 2002 between the Company, as sponsor, and the trustees identified therein (the "Amended and Restated Declaration"). The 8.30% Subordinated Debentures are being issued in accordance with the provisions of the Indenture dated March 21, 2001 between the Company and Bankers Trust Company (now known as "Deutsche Bank Trust Company Americas"), as trustee (the "Indenture"), as supplemented by the First Supplemental Indenture dated March 21, 2001 and the Second Supplemental Indenture dated September 26, 2002 (the "Second Supplemental Indenture"). The 8.30% Trust III Preferred Securities, the 8.30% Subordinated Debentures and the Trust III Guarantee Agreement are collectively referred to herein as the "Securities." The global certificate evidencing the Trust Preferred Securities, the Indenture, the Second Supplemental Indenture, the Delivered Debenture (defined below) and the Trust III Guarantee Agreement are collectively referred to herein as the "Opinion Documents."

     In rendering the opinions expressed below, we have examined originals or copies, certified or otherwise identified to our satisfaction, of:

          (i) the Registration Statement, as amended to the date hereof, including the Prospectus included therein,

          (ii) the Prospectus Supplement dated September 23, 2002,

          (iii) the Certificate of Trust of Trust III (the "Certificate of Trust") filed with the Secretary of State of the State of Delaware on February 13, 2001,

          (iv) the Declaration of Trust of Trust III dated February 13, 2001,

          (v)  the Amended and Restated Declaration,

          (vi) the Trust III Guarantee Agreement,

          (vii) the Indenture,

          (viii) the Second Supplemental Indenture,

          (ix) the 8.30% Subordinated Debenture issued and delivered by the Company to the Trust today (the "Delivered Debenture"), and

          (x) the global certificate evidencing the 8.30% Trust III Preferred Securities.

We have also examined the originals or copies certified or otherwise identified to our satisfaction of such other instruments and certificates of public officials, officers and representatives of the Company and other persons, and made such investigations of law, as we have deemed

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Sterling Bancshares, Inc.
Sterling Bancshares Capital Trust III
September 26, 2002
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appropriate as a basis for the opinions expressed below. As to any facts material to the opinions expressed herein, we have relied upon oral or written statements and representations of officers, trustees, and other representatives of the Company, Trust III and others deemed by us appropriate sources of information with respect thereto.

     In rendering the opinions expressed below, we have assumed, without verification (i) the genuineness of the signatures on all documents that we have examined, (ii) the authenticity of all documents submitted to us as originals,
(iii) the conformity with authentic original documents of all documents submitted to us as copies, and (iv) the legal capacity of all natural persons. We have assumed (except as and to the extent set forth in our opinion in paragraph 1 below as to Trust III) that all parties to, or that have otherwise executed, the Opinion Documents have been duly organized or formed, as the case may be, and (as applicable) are in good standing under the laws of their respective jurisdictions of organization or formation, as the case may be, and have full power, corporate or other, to enter into and perform all obligations thereunder and (except as and to the extent set forth in our opinions in paragraphs 2, 4 and 5 below as to the Company and Trust III) we have also assumed the due authorization by all requisite action, corporate or other, and execution and delivery by such persons of such documents and that such documents constitute valid and binding obligations of the parties thereto, enforceable against them in accordance with their terms.

     Based on and subject to the foregoing, and subject also to the additional assumptions, limitations and exceptions set forth below, it is our opinion that:

     1. Trust III has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act (Delaware Code, Title 12, (S)(S)3801 et seq.), and all filings required under the laws of the State of Delaware with respect to the creation and valid existence of Trust III as a statutory trust have been made.

     2. The 8.30% Trust III Preferred Securities represent valid and, to the extent set forth in paragraph 3 below, fully paid and non-assessable preferred beneficial interests in the assets of Trust III.

     3. Upon full payment by the Trust III Preferred Security holders of the purchase price for the 8.30% Trust III Preferred Securities, the Trust III Preferred Security holders, as beneficial owners of Trust III, are entitled under the Delaware Statutory Trust Act (Delaware Code, Title 12, (S)3803(a)) to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the Delaware General Corporation Law. We advise you, however, that the Trust III Preferred Security holders may be obligated pursuant to the Amended and Restated Declaration, to (a) provide indemnity and/or security in connection with, and pay taxes or governmental charges arising from, transfers of Trust III Preferred Securities and (b) provide security and indemnity in connection with requests of or directions to the Property Trustee (as defined

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Sterling Bancshares, Inc.
Sterling Bancshares Capital Trust III
September 26, 2002
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          therein) to exercise its rights and powers under the Amended and
          Restated Declaration.

     4. The 8.30% Subordinated Debentures have been duly authorized by the Company, and the Delivered Debenture has been duly executed and issued by the Company in accordance with the Indenture and the Second Supplemental Indenture and delivered and (assuming due authentication thereof by the trustee under the Indenture) constitutes a valid and binding obligation of the Company, entitled to the benefits of the Indenture and the Second Supplemental Indenture and enforceable against the Company in accordance with its terms, except to the extent expressed below.

     5. The Trust III Guarantee Agreement has been duly authorized, executed and delivered by the Company, and constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except to the extent expressed below.

     The opinions expressed in paragraphs 4 and 5 above with respect to the obligations of the Company and Trust III are subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors' rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability, or indemnification, to the extent such indemnification is contrary to federal securities laws or the policies underlying such laws.

     We express no opinion as to any laws other than (a) as to paragraphs 1, 2 and 3, the Delaware Statutory Trust Act and (b) as to paragraphs 4 and 5, the laws of the State of New York, and to the extent applicable, to the federal laws of the United States of America. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading "Legal Opinions" in the Prospectus and "Legal Matters" in the Prospectus Supplement. In giving this consent we do not admit that we are "experts" under the Act, or the rules and regulations of the Commission issued thereunder, with respect to any part of the Registration Statement, including this exhibit. This opinion is expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

                                    Very truly yours,



                                    /s/ Andrews & Kurth L.L.P.